Amendment To

DEBT CONVERSION AGREEMENT

This Agreement (the “Amendment Agreement”) is an amendment to the Debt Conversion Agreement dated the 21st day of March, 2013 (“Conversion Agreement”), by and between VAST TECHNOLOGIES, INC. ("Holder"), and VUZIX CORPORATION, a Delaware corporation ("Company").

In consideration of the mutual covenants and agreements contained herein and in the Debt Conversion Agreement, the parties agree to amend the Conversion Agreement effective immediately as follows:

1.	Paragraph 3 (g) of the Conversion Agreement currently provides that:

(g) In the absence of an effective registration statement covering the Conversion Shares, the Conversion Shares may only be resold only in accordance with Regulation S, or in a transaction otherwise exempt from registration. The Holder agrees not to make any direct or indirect disposition, sale, transfer, pledge, hedge (including by way of short selling) or otherwise encumber ("Transfer") any Conversion Shares for a period of at least 180 days from the Closing Date. They will not Transfer all or any portion of the Conversion Shares unless (a) there is a registration statement declared effective by the SEC under the Securities Act of 1933, as amended (the "1933 Act") with respect to the Conversion Shares to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the 1933 Act and no proceedings for that purpose have then been instituted or (b) the Transfer is made under a valid exemption to registration under the 1933 Act.

The Conversion Agreement is hereby amended to delete the entire sentence from 3(g) - “The Holder agrees not to make any direct or indirect disposition, sale, transfer, pledge, hedge (including by way of short selling) or otherwise encumber ("Transfer") any Conversion Shares for a period of at least 180 days from the Closing Date.”

2.	All other provisions and terms of the Conversion Agreement shall remain the in effect in accordance with their original terms.

EXECUTED on this 31st day of March 2013.

Company: Vuzix Corporation	Holder: Vast Technologies, Inc.

By: /s/ Paul Travers	By: /s/ Johnny Wei-Chuan Liao
Name: Paul Travers	Name: Johnny Wei-Chuan Liao
Title: President & CEO	Title: President